Exhibit 3.205
FILED
CORPORATIONS DIVISION
NO. 129067
96 JAN 30 AM 10:51
SHARON PRIEST
SECRETARY OF STATE
STATE OF ARKANSAS
ARTICLES OF INCORPORATION
OF
COLUMBIA EL DORADO, INC.
I, the undersigned natural person of the age of twenty-one years or more, acting as incorporator of a corporation under the Arkansas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:
ARTICLE ONE
The name of the corporation is COLUMBIA EL DORADO, INC.
ARTICLE TWO
The period of its duration is perpetual.
ARTICLE THREE
The purpose for which the corporation is organized is to engage in the transaction of any or all lawful business for which corporations may be incorporated under the Arkansas Business Corporation Act.
ARTICLE FOUR
The aggregate number of shares which the corporation shall have authority to issue is one thousand (1,000) of the par value of One Dollar ($1.00) each.
ARTICLE FIVE
The shareholders shall not have the preemptive right to acquire additional, unissued or treasury shares of the corporation, or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares.
ARTICLE SIX
Shareholders do not have the right to cumulative voting.

ARTICLE SEVEN
The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000), consisting of money, labor done or property actually received, which sum is not less than One Thousand Dollars ($1,000).
ARTICLE EIGHT
The street address of its initial registered office is c/o THE PRENTICE-HALL CORPORATION SYSTEM, ARKANSAS, One Riverfront Place, 8th Floor, North Little Rock, Arkansas, 72119, and the name of its initial registered agent at such address is THE PRENTICE-HALL CORPORATION SYSTEM, ARKANSAS.
ARTICLE NINE
The number of directors of the corporation may be fixed by the by-laws.
ARTICLE TEN
The number of directors constituting the initial board of directors is three (3), and the name and address of each person who is to serve as director until the first annual meeting of the shareholders or until a successor is elected and qualified are:

NAME	ADDRESS

Stephen T. Braun	One Park Plaza
Nashville, TN 37203

David C. Colby	One Park Plaza
Nashville, TN 37203

Richard A. Schweinhart	One Park Plaza
Nashville, TN 37203
ARTICLE ELEVEN
The name and address of the incorporator is:

NAME	ADDRESS

Emily G. Hall	One Park Plaza
Nashville, TN 27203
IN WITNESS WHEREOF, I have hereunto set out by hand this 25th day of January, 1996.
/s/ Emily G. Hall
EMILY G. HALL
INCORPORATOR

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
COLUMBIA EL DORADO, INC.
The undersigned, pursuant to the Arkansas Business Corporation Act (Act 958 of 1987), sets forth the following:
1. The name of the corporation is Columbia El Dorado, Inc. (the “Corporation”) and the Corporation is duly organized, created and existing under and by virtue of the laws of the State of Arkansas.
2. The amendment to the Articles of Incorporation of the Corporation was adopted on May 7, 1999.
3. That the Board of Directors of the Corporation, by the unanimous written consent of its members, duly adopted resolutions setting forth a proposed amendment to the Articles of Incorporation of said corporation, declaring said amendment to be advisable and recommending its consideration and adoption by unanimous written consent of the sole stockholder of said corporation.
4. Article One of the Articles of Incorporation of the Corporation is hereby amended and restated in its entirety to be read as follows:
ARTICLE ONE
The name of the corporation is Triad — El Dorado, Inc.
5. The amendment was approved by the sole stockholder of the Corporation. One thousand shares of common stock, par value $1.00, are outstanding. The number of votes indisputably represented at the meeting was 1000. One thousand shares voted in favor of the amendment and zero shares voted against the amendment. The number of shares voting in favor of the amendment was sufficient to adopt the amendment.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed this 7th day of May, 1999.
Columbia El Dorado, Inc.
By: /s/ John M. Franck II
Name: John M. Franck II
Title: Vice President

2

NOTICE OF CHANGE OF ADDRESS OF THE
AGENT FOR SERVICE OF PROCESS
BY THE REGISTERED AGENT
To: Charlie Daniels
Secretary of State
Corporations Division
Little Rock, AR 72201-1094
Pursuant to the Arkansas code for Change of Registered Agent, the undersigned submits the following statement for the purpose of changing the address of the agent for service of process for the below named entity registered in the state of Arkansas.
1. Name of entity
TRIAD — EL DORADO, INC.
2. The current address of the agent for service of process is:
120 East Fourth Street Little Rock, AR 72201
3. The address of the agent for service of process is changed to:
101 S. Spring Street
Suite 220
Little Rock, Arkansas 72201
4. Name of the present agent for service of process:
The Prentice-Hall Corporation System, Arkansas
5. The above listed entity has been notified of the change of address of the agent for service of process.
Dated: August 8, 2005
The Prentice-Hall Corporation System, Arkansas
/s/ John H. Pelletier
John H. Pelletier, Asst. VP

NOTICE OF CHANGE OF REGISTERED OFFICE
OR REGISTERED AGENT OR BOTH
To: Sharon Priest
Secretary of State
Corporation Division
State Capitol
Little Rock, Arkansas 72201-1094
Pursuant to the Corporation Laws of the State of Arkansas, the undersigned registered agent submits the following statement for the purpose of changing the registered office address of the corporation named below in the State of Arkansas.
☐ Foreign
☑ Domestic
1. Name of Corporation:
COLUMBIA EL DORADO, INC.
2. Address of its present registered office:
One Riverfront Place, 8th Floor, North Little Rock, Arkansas 72119
3. Address to which registered office is to be changed:
120 East Fourth Street, Little Rock, Arkansas 72201
4. Name of present registered agent:
THE PRENTICE-HALL CORPORATION SYSTEM, ARKANSAS
5. The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.
6. The corporation has been notified of this change.
MUST BE FILED IN DUPLICATE
A copy bearing the file marks of the Secretary of State shall be returned.
If this corporation is governed by Act 576 of 1965 such change must he filed with the County Clerk of the County in which its registered office is located, unless the registered office is located in Pulaski County, in which event no filing with the County Clerk is required.

THE PRENTICE-HALL CORPORATION SYSTEM, ARKANSAS
Dated: August 11, 1998
/s/ John H. Pelletier
John H. Pelletier
Assistant Secretary